EXHIBIT 10.1

SEVENTH AMENDMENT TO CREDIT AGREEMENT
THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this Amendment), entered into as of February 21, 2014 (the "Effective Date"), by and among INDUSTRIAL SERVICES OF AMERICA, INC., a Florida corporation ("ISA"), ISA INDIANA, INC., an Indiana corporation ("ISA Indiana"), the Lenders party hereto, and FIFTH THIRD BANK, an Ohio banking corporation ("Fifth Third"), in its capacity as Agent for Lenders and LC Issuer under this Agreement ("Agent") and as LC Issuer and a Lender, is as follows:
Preliminary Statements
A.     ISA and ISA Indiana (each a "Borrower" and, collectively, "Borrowers"), Agent, LC Issuer and the Lenders entered into that certain Credit Agreement dated as of July 30, 2010, as amended by the First Amendment to Credit Agreement dated as of April 14, 2011, the Second Amendment to Credit Agreement dated as of November 16, 2011, the Third Amendment to Credit Agreement dated as of March 2, 2012, the Fourth Amendment to Credit Agreement dated as of August 13, 2012, the Fifth Amendment to Credit Agreement dated as of November 14, 2012, and the Sixth Amendment to Credit Agreement dated as of March 29, 2013 (as modified, extended, amended or restated from time to time, the "Credit Agreement"). Capitalized terms used, but not defined, in this Amendment will have the meanings given to them in the Credit Agreement.
B.     Borrowers have requested that Agent, LC Issuer and the Lenders (i) waive certain Events of Default under the Credit Agreement, (ii) extend the maturity date of the loans to July 31, 2015 and (iii) amend certain other provisions of the Credit Agreement.
C.     Agent, LC Issuer and the Lenders are willing to amend the Credit Agreement and enter into additional Loan Documents, all on the terms, and subject to the conditions, of this Amendment.
Statement of Amendment
In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, LC Issuer and the Lenders and Borrowers hereby agree as follows:
1.     Amendments to Credit Agreement. Subject to the satisfaction of the conditions of this Amendment, the Credit Agreement is hereby amended as follows for periods on and after the Effective Date:
1.1     The following definitions are hereby added to Section 1.2 of the Credit Agreement:
"Seventh Amendment" means the Seventh Amendment to Credit Agreement among Agent, LC Issuer, the Lenders and Borrowers dated effective as of February 21, 2014.
"Seventh Amendment Effective Date" means February 21, 2014.
1.2     The following definitions in Section 1.2 of the Credit Agreement are hereby amended in their entirety by substituting the following in their respective steads:
"Advance Rate" means a percentage, subject to change by Agent from time to time in accordance with Section 2.13, which is applied to Eligible Receivables (the "Receivables Advance Rate") and to Eligible Inventory (the "Inventory Advance Rate") for purposes of determining the Borrowing Base.

Except for Receivables owing from North American Stainless as provided herein, the Receivables Advance Rate will never exceed 85%. The Inventory Advance Rate, which shall be revised by the Agent from time to time as new appraisals for Eligible Inventory are made available, shall equal the lesser of (i) 80% of the appraised orderly liquidation value of all Inventory of the Borrowers, net of any costs associated with the liquidation thereof and (ii) 65% of cost; provided, however, the Inventory Advance Rate as of the Seventh Amendment Effective Date shall be 60% and shall remain at 60% until such time as a new appraisal is made available in accordance with Section 3.3. Agent may establish, in its discretion exercised in good faith, from time to time in accordance with Section 2.13 one or more additional Inventory Advance Rates which may be applied severally against specific categories or types of Eligible Inventory.

"Applicable Daily LIBOR Rate Margin" means: (i) for the period beginning on the Seventh Amendment Effective Date and continuing until June 30, 2014, four percent (4.0%) for Revolving Loans, and four percent (4.0%) for Term Loans; (ii) for the period beginning on July 1, 2014 and continuing until September 30, 2014, six percent (6.0%) for Revolving Loans, and six percent (6.0%) for Term Loans; and (iii) for the period beginning on October 1, 2014 and continuing thereafter, eight percent (8.0%) for Revolving Loans, and eight percent (8.0%) for Term Loans.
"Applicable LIBOR Tranche Rate Margin" means: (i) for the period beginning on the Seventh Amendment Effective Date and continuing until June 30, 2014, four percent (4.0%) for Revolving Loans, and four percent (4.0%) for Term Loans; (ii) for the period beginning on July 1, 2014 and continuing until September 30, 2014, six percent (6.0%) for Revolving Loans, and six percent (6.0%) for Term Loans; and (iii) for the period beginning on October 1, 2014 and continuing thereafter, eight percent (8.0%) for Revolving Loans, and eight percent (8.0%) for Term Loans.
"Maximum Revolving Commitment" means (i) as of the Seventh Amendment Effective Date and continuing until September 30, 2014, Fifteen Million and No/100 Dollars ($15,000,000.00), and (ii) as of October 1, 2014 and continuing until the Stated Termination Date, Twelve Million Five Hundred Thousand and No/100 Dollars ($12,500,000.00).
"Stated Termination Date" means July 31, 2015.
"Test Period" means, with respect to a particular Computation Date, the period of four (4) consecutive Fiscal Quarters ending on such Computation Date, (i.e. a rolling four (4) consecutive Fiscal Quarters period); provided that for purposes of the determination of: (a) the Fixed Charge Coverage Ratio as of the Computation Date for the Fiscal Quarter ending on September 30, 2014, the measurement period shall be the calendar year to date period and (b) the Minimum Consolidated Adjusted EBITDA as of the Computation Date for the Fiscal Quarter ending on March 31, 2014, June 30, 2014, and September 30, 2014, the measurement period shall be the calendar year to date period.
1.3     Clause (b)(iv) of the definition of Eligible Receivables in Section 1.2 of the Credit Agreement is hereby amended in its entirety by substituting the following in its stead:

(b)(iv) Receivables owing from any single account debtor, to the extent such Receivables exceed, as of any date, 30% of the face amount (less maximum discounts, credits and allowances which may be taken by, or granted to, such account debtor in connection therewith) of the then aggregate outstanding Eligible Receivables of Borrowers; provided, however, that, as of any date of determination, for Receivables (which are otherwise eligible) owing from North American Stainless, the foregoing percentage is (i) eighty percent (80%) for the period beginning on the Seventh Amendment Effective Date and continuing until March 31, 2014, (ii) fifty percent (50%) for the period beginning on April 1, 2014 and continuing until June 30, 2014, and (iii) thirty percent (30%) for the period beginning on July 1, 2014 and continuing until the Stated Termination Date.
1.4     The following provisions contained in Article 2 of the Credit Agreement are hereby amended as follows:
(a)     The second sentence of Section 2.2(a) of the Credit Agreement is hereby amended in its entirety by substituting the following in its stead:
The aggregate amount of the Revolving Loan Commitments shall be (i) as of the Seventh Amendment Effective Date and continuing until September 30, 2014, Fifteen Million and No/100 Dollars ($15,000,000.00), and (ii) as of October 1, 2014 and continuing until the Stated Termination Date, Twelve Million Five Hundred Thousand and No/100 Dollars ($12,500,000.00).
(b)     Section 2.2(d) of the Credit Agreement is hereby amended in its entirety by substituting the following in its stead:
Borrowers shall repay the principal balance of the Term Loan as follows: (i) $25,000.00 on each of March 1, 2014, and April 1, 2014; (ii) $50,000.00 beginning on May 1, 2014 and continuing on the first (1st) day of every calendar month thereafter until such time as the Seymour Real Property is sold in accordance with the terms of Section 4 of the Seventh Amendment; and (iii) beginning on the first (1st) day of the month immediately following the sale of the Seymour Real Property, consecutive monthly principal installments equal to the outstanding balance of the Term Loan, as determined following the application of net proceeds paid to the Agent from the sale of the Seymour Real Property, divided by forty-eight (48), with the final payment of the then-unpaid balance of the Term Loan due and payable in full on the Termination Date.
1.5     The following reporting requirements shall be added to the end of Section 6.1 of the Credit Agreement:
(o)     No later than April 30, 2014, Borrower shall cause the Consultant to deliver to the Agent (i) an updated business plan for the Borrowers for the twelve month period ending December 31, 2014, and (ii) a defined strategy and timeline for improving Consolidated EBITDA to a minimum threshold of $2,000,000.00 (the "EBITDA Growth Initiative"), each in form and substance satisfactory to the Agent.

(p)     No later than September 30, 2014, Borrower shall cause the Consultant to deliver to the Agent a business plan for the Borrowers for the twelve month period ending December 31, 2015, which plan shall include a progress update regarding the EBITDA Growth Initiative, in form and substance satisfactory to the Agent.

1.6     The following provisions contained in Article 7 of the Credit Agreement are hereby amended as follows:
(a)     Section 7.2 of the Credit Agreement is hereby amended in its entirety by substituting the following in its stead:
Minimum Fixed Charge Coverage. Borrowers shall not permit the Fixed Charge Coverage Ratio for each Test Period ending on each Computation Date occurring on or after September 30, 2014 to be less than 1.0 to 1.0.
(b)     The following text shall be added to the end of Section 7.3 of the Credit Agreement.
Notwithstanding the foregoing, for Fiscal Year 2014, unfunded Capital Expenditures shall not exceed $500,000.00.
(c)     Section 7.4 of the Credit Agreement is hereby amended in its entirety by substituting the following in its stead:
Minimum Liquidity. Borrowers shall not permit the Minimum Liquidity to fall below (i) $200,000.00 for any month end during the period beginning February 28, 2014 and ending June 30, 2014, (ii) $500,000.00 for any month end during the period beginning on July 31, 2014 and ending on December 31, 2014, and (iii) $1,000,000.00 for any month end on or after January 31, 2015.
(d)     The following text shall be added to the Credit Agreement as Section 7.5.
Minimum Consolidated Adjusted EBITDA. Borrowers shall not permit Consolidated Adjusted EBITDA to fall below (i) $250,000.00 for the Test Period ending on the Computation Date occurring on March 31, 2014, (ii) $500,000.00 for the Test Period ending on the Computation Date occurring on June 30, 2014, (iii) $750,000.00 for the Test Period ending on the Computation Date occurring on September 30, 2014, and (iv) $1,000,000.00 for each Test Period ending on each Computation Date occurring on or after December 31, 2014.
2.     Waiver of Covenant Defaults. Events of Default may and/or have occurred under Section 7.2 of the Credit Agreement in connection with the Fixed Charge Coverage Ratio Financial Covenant for the Fiscal Quarters ending on June 30, 2013, September 30, 2013 and December 31, 2013 (the Existing Default). Borrowers have requested that Agent, LC Issuer and the Lenders waive the Existing Default. Agent, LC Issuer and the Lenders hereby waive the Existing Default. The waiver provided in this Section 2 will not apply to any other Event of Default, whether past, present, or future, including, without limitation, any violations of the above described Financial Covenants as of dates occurring after the dates specifically referenced in this Section 2. The waiver provided in this Section 2, either alone or together with other waivers which Agent, LC Issuer and the Lenders may give from time to time, shall not, by course of dealing, implication or otherwise, obligate Agent, LC Issuer and the Lenders to waive any Event of Default past, present or future, other than the Events of Default specifically waived by this Amendment, or reduce, restrict or in any way affect the discretion of Agent, LC Issuer and the Lenders in considering any future waiver requested by Borrowers. The foregoing Events of Default will not be deemed to limit or estop Agent, LC Issuer or the Lenders from exercising any rights or remedies with respect to any other Event of Default.

3.     Renewal of Notes.
3.1     On the Effective Date, Borrowers will duly execute and deliver to Agent a Second Renewed Revolving Loan Note in the form attached hereto as Exhibit A (the "Renewed Revolving Loan Note").
3.2     On the Effective Date, Borrowers will duly execute and deliver to Agent a Second Renewed Term Loan Note in the form attached hereto as Exhibit B (the "Renewed Term Loan Note" and together with the Renewed Revolving Loan Note, the "Notes").
4.     Sale of Seymour Real Property; Mortgage Release. ISA shall use its best efforts to sell that certain real property located at 1565 E. 4th Street, Seymour, Indiana (the Seymour Real Property) on or before September 30, 2014 pursuant to an arms-length transaction and on terms reasonable to ISA. The Net Sale Proceeds from the sale of the Seymour Real Property shall be applied as one-time curtailment of the Renewed Term Loan Note; provided, however the Agent shall remit to ISA any Net Sale Proceeds in excess of $800,000.00, which amount shall be used by ISA solely for working capital purposes. For purposes of this Section 4, Net Sale Proceeds is defined as the cash purchase price, less customary and reasonable closing costs, less an $80,000.00 allowance to be used for purposes of transporting equipment retained by ISA to other locations. In connection with the proposed sale of the Seymour Real Property, ISA shall deliver to the Agent the purchase agreement evidencing such and a closing statement, each in form and substance satisfactory to the Agent. Notwithstanding the foregoing, the Agent shall have no obligation to release its lien against the Seymour Real Property unless it is satisfied with the amount of the Net Sale Proceeds in its sole discretion.
5.     Wind-Down of Alloys Division. No later than June 30, 2014, ISA shall wind-down its existing Alloys Division on terms acceptable to the Agent in its sole discretion. For the period beginning March 31, 2014 and continuing until May 30, 2014, fifty percent (50%) of the gross value of Inventory allocable to the Alloys Division and that otherwise meets the definition of Eligible Inventory shall be excluded from the definition of Eligible Inventory. For the period beginning May 31, 2014 and ending June 29, 2014, seventy-five percent (75%) of the gross value of Inventory allocable to the Alloys Division and that otherwise meets the definition of Eligible Inventory shall be excluded from the definition of Eligible Inventory shall be excluded from the definition of Eligible Inventory. At all times on and after June 30, 2014, one hundred percent (100%) of the gross value of Inventory allocable to the Alloys Division and that otherwise meets the definition of Eligible Inventory shall be excluded from the definition of Eligible Inventory shall be excluded from the definition of Eligible Inventory.
6.     Refinance Proposals. No later than June 30, 2014, the Borrowers shall provide the Agent with a proposal letter regarding a potential refinancing of the Obligations, each in form and substance satisfactory to the Agent.
7.     Consultant: Cash Flow Forecast. (a) Borrower has engaged and shall continue to retain Conway MacKenzie, as a consultant, or such other consultant acceptable to Agent ("Consultant") to: (i) review Borrowers' financial statements, (ii) to continue to prepare an independent 13 week cash flow forecast, in form and substance acceptable to Agent (the "Cash Flow Forecast"), (iii) review restructuring initiatives and related performance, including but not limited to refinancing efforts, the wind-down of ISA’s Alloys Division, the sale of the Seymour Real Property, and any efforts regarding the implementation of any management agreements (collectively, the "Restructuring Initiatives"), (iv) at the request of Agent to provide a monthly status report to the Agent regarding the Restructuring Initiatives, (v) review any material changes in the Borrowers’ business plan, management or operations, and (vi) identify and assist in implementation of potential performance improvements, including but not limited to the EBITDA Growth Initiative. Agent shall have the right to contact Consultant directly without either Borrower's participation in such discussions. The fee for Consultant shall be the sole responsibility of Borrowers. The identity of Consultant will at all times remain acceptable to Agent. Borrowers shall not terminate their engagement with the Consultant or otherwise alter the terms of such engagement identified herein, without the express written consent of the Agent. Without limiting any other rights or remedies of Agent, Agent reserves the right to retain one or more professionals of its own choosing, the fees, costs and expenses of which will be the sole responsibility of Borrowers.

(b)     Until such time, if any, that Agent advises Borrowers that the Cash Flow Forecast is no longer required, promptly when available and in no event later than Wednesday of each week, Borrowers shall deliver to Agent an updated Cash Flow Forecast (in each case covering the subsequent 13-week period), including, but not limited to, a variance report in the aggregate, of the Cash Flow Forecast opposite actual results (i) of the applicable week (which is based on information through the immediately preceding week) and (ii) on a cumulative basis (for the then cumulative period). The Cash Flow Forecast and variance report shall include, among other things, a narrative analysis of the operations of Borrowers' business for such period, summarizing the variances as evidenced in the variance report.
8.     Reaffirmation of Cross-Guaranties. Each of the Borrowers (collectively, the "Cross-Guarantors") hereby (i) confirms, ratifies and reaffirms its respective Cross-Guaranty and (ii) acknowledges and agrees that no Cross-Guarantor is released from its obligations under its respective Cross-Guaranty by reason of this Amendment and that the obligations of each Cross-Guarantor under its respective Cross-Guaranty extend to the Credit Agreement and the other Loan Documents as amended by, or in connection with, this Amendment. This reaffirmation of each Cross-Guarantor's Cross-Guaranty shall not be construed, by implication or otherwise, as imposing any requirement that Agent notify or seek the consent of any Cross-Guarantor relative to any past or future extension of credit, amendment or modification, extension or other action with respect thereto, in order for any such extension of credit, amendment or modification, extension or other action with respect thereto to be subject to a Cross-Guarantor's Cross-Guaranty, it being expressly acknowledged and reaffirmed that each Cross-Guarantor has under its respective Cross-Guaranty consented, among others things, to modifications, amendments, extensions and other actions with respect thereto without any notice thereof or any further consent thereto.
9.     Reaffirmation of Guaranty and Security. As a condition of this Amendment, on the Effective Date, Borrowers will cause each Guarantor to execute and deliver to Agent a Reaffirmation of Guaranty and Security.
10.     Additional Conditions: Other Documents. As a condition of this Amendment, Borrowers will deliver to Agent, on or before the execution of this Amendment, (i) the Second Renewed Revolving Loan Note duly executed by Borrowers; (ii) the Second Renewed Term Loan Note executed by Borrowers, (iii) a copy, certified by the Secretary of each Borrower, of resolutions of the Board of Directors of Borrowers, authorizing the execution of this Amendment and all other documents executed in connection herewith, which certificate and resolutions will be in form and substance acceptable to Agent; (iv) a copy, certified by the Secretary of each Guarantor of resolutions of the sole member of each Guarantor authorizing the execution of the Reaffirmation of Guaranty and Security and all other documents executed in connection therewith, which certificate and resolutions will be in form and substance acceptable to Agent; and (v) such other documents, instruments, and agreements deemed necessary or desirable by Agent to effect the amendments to Borrowers' credit facilities with Agent, LC Issuer and the Lenders contemplated by this Amendment.
11.     Reaffirmation of Security. Borrowers and Agent, LC Issuer and the Lenders hereby expressly intend that this Amendment shall not in any manner: (i) constitute the refinancing, refunding,

payment or extinguishment of the existing Obligations as of the Effective Date; (ii) be deemed to evidence a novation of the outstanding balance of the Obligations; or (iii) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Loan Collateral granted pursuant to any of the Security Documents. Borrowers ratify and reaffirm any and all grants of Liens to Agent in the Loan Collateral as security for the Obligations, and Borrowers acknowledge and confirm that the grant of the Liens to Agent in the Loan Collateral: (a) represent continuing Liens on all of the Loan Collateral, (b) secure all of the Obligations, and (c) represent valid, first and best Liens on all of the Loan Collateral except to the extent, if any, of the Permitted Liens.

12.     Representations. To induce Agent, LC Issuer and the Lenders to accept this Amendment, each Borrower hereby jointly and severally represents and warrants to Agent, LC Issuer and the Lenders as follows:
12.1     Each Borrower has full power and authority to enter into, and to perform its obligations under, this Amendment, the Notes, and the other documents executed in connection therewith (collectively, the "Amendment Documents"), and the execution and delivery of, and the performance of its obligations under and arising out of, the Amendment Documents have been duly authorized by all necessary corporate action.
12.2     The Amendment Documents constitute the legal, valid and binding obligations of each Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.
12.3     Each Borrower's representations and warranties contained in the Credit Agreement are complete and correct as of the Effective Date with the same effect as though these representations and warranties had been made again on and as of July 30, 2010 (the original date of the Credit Agreement), subject to those changes as are not prohibited by, or do not constitute Events of Default under, the Credit Agreement.
12.4     No Event of Default has occurred and is continuing under the Credit Agreement, other than the Existing Defaults.
13.     Costs and Expenses; Modification Fee. As a condition of this Amendment: (i) Borrowers will pay to Agent a modification fee of $200,000.00 (the "Modification Fee"), which fee or any portion thereof, when paid, will be fully earned and is non-refundable under all circumstances. $10,000.00 of the Modification Fee shall be due and payable as of the Effective Date. The remaining $190,000.00 of the Modification Fee shall be due and payable in accordance with the following schedule: (a) no later than March 31, 2014, $15,000.00, provided that there exists an outstanding balance with respect to the Obligations as of such date; (b) no later than June 30, 2014, $25,000.00, provided that there exists an outstanding balance with respect to the Obligations as of such date; (c) no later than September 30, 2014, $50,000.00, provided that there exists an outstanding balance with respect to the Obligations as of such date; and (d) no later than December 31, 2014, $100,000.00, provided that there exists an outstanding balance with respect to the Obligations as of such date; and (ii) Borrowers will promptly on demand pay or reimburse Agent for the costs and expenses incurred by Agent in connection with this Amendment, including, without limitation, attorneys’ fees. For purposes of clarity, any portion of the Modification Fee that is not yet due and payable shall be waived at such time that the Obligations have been paid in full.
14.     Release. Each Borrower acknowledges and agrees that: (a) each Borrower has no claim or cause of action against Agent, LC Issuer or Lender (or any of their respective directors, officers, employees, or agents) relating to the Obligations; (b) such Borrower has no offset right, counterclaim, or defense of any kind against enforcement of, or relating to, any of the Obligations; and (c) each of the Agent, LC Issuer and Lenders have heretofore properly performed and satisfied in a timely manner all of their respective obligations to each Borrower. Agent, LC Issuer and Lenders desire, and each Borrower agrees, to eliminate any possibility that any past conditions, acts, omissions, events, circumstances, or matters would impair or otherwise adversely affect any of Agent’s, LC Issuer’s or the Lenders’ rights, interests, collateral, security, or remedies. Therefore, each Borrower, on behalf of itself and all of its heirs, successors and assigns and any and all other entities and persons claiming rights through such Borrower, unconditionally releases, acquits, and forever discharges Agent, LC Issuer, the Lenders and their respective affiliated entities and parties, and all of their current and former directors, officers, agents, employees, shareholders, and attorneys, and their successors and assigns, (collectively, the "Dischargees") from (i) any and all liabilities, obligations, duties, or indebtedness of any of the Dischargees to any and all Borrower, whether known or unknown, arising prior to the date hereof, and (ii) any and all claims, offsets, causes of action, suits, or defenses, whether known or unknown, which either Borrower might otherwise have against any of the Dischargees on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance, or matter of any kind which existed, arose or occurred at any time prior to the date hereof or in any way relating to the loans evidenced by the Notes, the Credit Agreement and any other agreement whether now existing or hereafter arising by and among the Agent, the LC Issuer, the Lenders and one or more Borrowers. This release shall survive any termination of this Agreement.

15.     Default. Any default by Borrowers in the performance of Borrowers' obligations under this Amendment shall constitute an Event of Default under the Credit Agreement.
16.     Continuing Effect of the Credit Agreement. Except as expressly amended hereby, all of the provisions of the Credit Agreement and other Loan Documents are ratified and confirmed and remain in full force and effect. This Amendment is entered into freely and voluntarily by the Borrowers, who have had the opportunity to have this Agreement reviewed by legal counsel of their own choosing and acknowledge that they have reviewed this Agreement, that their understanding of this Agreement is based upon their review and not based upon any statements, representations or actions of Agent and that their execution of this Agreement is not under duress or coercion. Furthermore each Borrower acknowledges and agrees that the Agent has no obligation whatsoever to discuss, negotiate or to agree to any renewals, restructuring or further modification of any of the Obligations and this Amendment shall not establish a course of dealing or be construed as evidence of any willingness on the Agent’s part to grant other or future renewals, restructuring or further modification, should any be requested
17.     One Agreement; References; Fax Signature. The Credit Agreement, as amended by this Amendment, will be construed as one agreement. All references in any of the Loan Documents to the (i) Credit Agreement will be deemed to be references to the Credit Agreement as amended by this Amendment, (ii) Revolving Loan Note will be deemed to be references to the Second Renewed Revolving Loan Note and (iii) Term Loan Note will be deemed to be references to the Second Renewed Term Loan. This Amendment may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and if so signed, (a) may be relied on by each party as if the document were a manually signed original and (b) will be binding on each party for all purposes.
18.     Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.
19.     Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.
20.     Entire Agreement. This Amendment, together with the other Loan Documents, sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.

21.     FORUM. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR AGENT, LC ISSUER AND LENDERS TO ENTER INTO THE CREDIT AGREEMENT AND EXTEND CREDIT TO BORROWERS, BORROWERS, AGENT, LC ISSUER AND LENDERS AGREE THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, ITS VALIDITY OR PERFORMANCE, AND WITHOUT LIMITATION ON THE ABILITY OF AGENT, LC ISSUER OR ANY LENDER, OR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TO EXERCISE ALL RIGHTS AS TO THE LOAN COLLATERAL AND TO INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO REPAYMENT OF THE OBLIGATIONS, SHALL BE INITIATED AND PROSECUTED AS TO BORROWERS, AGENT, LC ISSUER AND LENDERS AND THEIR SUCCESSORS AND ASSIGNS AT CINCINNATI, OHIO. AGENT, LC ISSUER, LENDERS AND BORROWERS EACH CONSENT TO AND SUBMIT TO THE EXERCISE OF JURISDICTION OVER THEIR RESPECTIVE PERSONS BY ANY COURT SITUATED AT CINCINNATI, OHIO HAVING JURISDICTION OVER THE SUBJECT MATTER, AND EACH CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO BORROWERS, AGENT, LC ISSUER AND LENDERS AT THEIR RESPECTIVE ADDRESSES SET FORTH IN SECTION 12.2 OF THE CREDIT AGREEMENT OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF OHIO. EACH BORROWER WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

22.     JURY WAIVER. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING HEREUNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE A COPY OF THIS SECTION 21 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. THIS PROVISION SHALL SURVIVE ANY TERMINATION OF THE CREDIT AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND THE REPAYMENT OF THE DEBT EVIDENCED BY THE LOAN DOCUMENTS.
23.     Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio (without regard to Ohio conflicts of law principles).
[Signature Page Follows]

IN WITNESS WHEREOF, Borrowers have executed this Amendment to be effective as of the Effective Date.

INDUSTRIAL SERVICES OF AMERICA, INC.

By: /s/ Sean Garber________________________
Sean Garber as President

ISA INDIANA, INC.

By: /s/ Sean Garber________________________
Sean Garber as President

Accepted as of the Effective Date.

FIFTH THIRD BANK, as Agent

By: /s/ Donald K. Mitchell
Name: Donald K. Mitchell
Its: Vice-President

FIFTH THIRD BANK, as Lender

By: /s/ Donald K. Mitchell
Name: Donald K. Mitchell
Its: Vice-President

FIFTH THIRD BANK, as LC Issuer

By: /s/ Donald K. Mitchell
Name: Donald K. Mitchell
Its: Vice-President

EXHIBIT A

(Form of Renewed Revolving Loan Note)

EXHIBIT B

(Form of Renewed Term Loan Note)

1